Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ASLAN Pharmaceuticals Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value $0.01 per share(1)	457(o)	(3)	(3)	$200,000,000.00	(4)	0.00011020	$22,040.00
		Total Offering Amounts				$200,000,000.00			$22,040.00
		Total Fees Previously Paid							—
		Total Fee Offsets							$8,387.41	(5)
		Net Fee Due							$13,652.59

(1)

These ordinary shares offered in the United States will be represented by American Depositary Shares (“ADSs”), each of which represents twenty-five ordinary shares of ASLAN Pharmaceuticals Limited (the “Registrant”).

(2)

There are being registered hereunder such indeterminate number of ordinary shares, including ADSs representing ordinary shares, as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The amount registered and the proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified pursuant to Instruction 2(A)(ii)(b) of Item 9(b) of Form F-3 under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $200,000,000.

(5)	See Note (1) under Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
		Rule 457(p)

Fee Offset Claims	ASLAN Pharmaceuticals Limited	F-3	333-234405	October 31, 2019		$8,387.41	Equity	Ordinary shares	(1)	$64,617,986.00
Fee Offset Sources	ASLAN Pharmaceuticals Limited	F-3	333-234405		October 31, 2019						$8,387.41

(1)

The Registrant previously filed a Registration Statement on Form F-3 with the U.S. Securities and Exchange Commission on October 31, 2019 (File No. 333-234405) (the “Prior Registration Statement”), which was declared effective November 8, 2019, that registered an aggregate of $100,000,000.00 of an indeterminate amount of ordinary shares to be offered by the Registrant from time to time. Of the $100,000,000.00 of ordinary shares registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $12,980.00 in connection therewith, $64,617,986.00 of the ordinary shares remain unsold, leaving $8,387.41 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Pursuant to Rule 457(p) under the Securities Act, registration fees of $8,387.41 that have already been paid and remain unused with respect to the ordinary shares that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form F-3, and the Registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder. Any offering of unsold ordinary shares pursuant to the Prior Registration Statement has been completed or terminated.